                                                                    EXHIBIT 3.86

             [Restated electronically for SEC filing purposes only]


                        RESTATED CERTIFICATE OF FORMATION
                      OF RESORTQUEST SOUTHWEST FLORIDA, LLC


         o First:   The name of the limited liability company is

                    RESORTQUEST SOUTHWEST FLORIDA, LLC


         o Second:  The address of its registered office in the State of
                    Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801.

                    The name of its Registered agent at such address is The Corporation Trust Company.

         In Witness Whereof, the undersigned has executed this Certificate of Formation of ResortQuest Southwest Florida, LLC this 26th day of April, 2001.



                                     By:  /s/ Lorna J. Virts
                                          ----------------------------------
                                              Smith, Gambrell & Russell, LLP
                                              Organizer

                                     NAME:  Lorna J. Virts, Paralegal
                                            -------------------------